                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION


         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.          )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12



                           The UniMark Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
      0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

                            THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226



                                                                     May 1, 1997

Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of The UniMark Group, Inc. (the "Company"), which will be held at the Doubletree Hotel, Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on June 6, 1997, at 10:00 a.m. (Dallas, Texas Time). Information about the meeting is presented on the following pages.

         Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the meeting and vote in person, you will of course have that opportunity.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.


                                          Sincerely,


                                          Jorn Budde
                                          President and Chief Executive Officer

                            THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 6, 1997

To The Shareholders:

         The annual meeting of the shareholders of The UniMark Group, Inc. (the" Company") will be held at the Doubletree Hotel, Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on June 6, 1997, at 10:00 a.m.(Dallas, Texas Time) for the following purposes:

         1. To elect eight directors to serve on the Company's Board of Directors.

         2. To consider and approve an amendment to the Company's 1994 Employee Stock Option Plan to reserve an additional 340,000 shares of common stock for issuance thereunder.

         3. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to authorize a new class of Preferred Stock.

         4. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

         5. To transact such other business as may properly come before the meeting.

         Only the shareholders of record at the close of business on April 15, 1997 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              Keith Ford, Secretary



Bartonville, Texas
May 1, 1997

--------------------------------------------------------------------------------

                                  IMPORTANT

        Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF AN ADDITIONAL SOLICITATION. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

--------------------------------------------------------------------------------

                            THE UNIMARK GROUP, INC.
                                124 MCMAKIN ROAD
                            BARTONVILLE, TEXAS 76226


                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 6, 1997

         The enclosed proxy is solicited by and on behalf of the Board of Directors of The UniMark Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting"), which will be held at the Doubletree Hotel, Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on June 6, 1997, at 10:00 a.m. (Dallas, Texas Time), and at any adjournments of such Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement. The persons named as Proxies are Jorn Budde and Keith Ford, each of whom is presently an executive officer of the Company.

         This Proxy Statement and the related form of proxy are being mailed on or about May 1, 1997, to all shareholders of record on April 15, 1997. Shares of the Company's common stock, $.01 par value per share (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. As to the election of directors, a shareholder, may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. See "Proposal No. 1: Election of Directors" below. With respect to each of the other proposals, a shareholder may, by checking the appropriate box on the proxy: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or
(iii) "ABSTAIN" from voting on the proposal. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

         The cost of soliciting, preparing, assembling and mailing the proxy, this Proxy Statement, and other materials enclosed therewith, and all clerical and other expenses of proxy solicitation will be borne by the Company. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or in person. The Company also has employed Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $5,000. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding such materials.

         The information contained in the "Stock Option and Compensation Committee Report on Executive Compensation" below and "Performance of the Common Stock" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 VOTING RIGHTS

         The holders of record of the 8,583,833 shares of Common Stock outstanding on April 15 1997, will be entitled to one vote for each share held on all matters coming before the Annual Meeting.

                                METHOD OF VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, the affirmative vote of two-thirds (66.67%) of all the outstanding shares of Common Stock shall be the act of the shareholders with respect to Proposal No. 3. Proposal No. 1, No. 2 and No. 4 require the affirmative vote of a majority of the shares of Common

Stock present. Once a quorum is present at a duly organized and convened meeting, shareholders may continue to conduct business notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present or represented at the Annual Meeting, the shareholders present at the meeting or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

         Abstentions may be specified on all proposals (other than the election of directors) and will be counted towards a quorum. With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect.

         Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for other "non-discretionary" items without specific instructions from the beneficial owners. If a broker has not received specific instructions with respect to shares held for beneficial owners, the votes to which those shares are entitled are deemed "broker non-votes." Such broker non-votes will be counted towards a quorum. Under applicable Texas law and in accordance with the Company's bylaws, broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposal No. 1 , No. 2 and No. 4. With respect to Proposal 3, broker non-votes will be counted as votes against the proposal.

                                 ANNUAL REPORT

         The annual report for the Company's fiscal year ended December 31, 1996, including audited financial statements, is being furnished with this Proxy Statement to shareholders of record as of April 15, 1997. The annual report does not constitute a part of the proxy solicitation materials.

    SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

         The following table sets forth information regarding the number and percentage of the Company's Common Stock beneficially owned by each director and nominee, the Named Executive Officer, all the directors and executive officers as a group, and each person that owns more than 5% of any class of voting securities.


                                    AMOUNT AND NATURE OF
                                    BENEFICIAL OWNERSHIP
                                      OF COMMON SHARES
                NAMES               AS OF THE RECORD DATE   PERCENT OF CLASS(1)
                -----               ---------------------   -------------------

Jorn Budde(2) ........................     527,894                6.15%
Rafael Vaquero Bazan .................     226,236                2.64
Eduardo Vaquero Bazan ................     42, 981                   *
Pedro Vaquero Garcia .................      63,878                   *
Fernando Camacho Casas (3) ...........     301,565                3.51
Jakes Jordaan (4) ....................      65,100                   *
Edward A. Stone (5) ..................      27,500                   *
Jose Martinez Brohez .................      44,120                   *
Executive Officers and Directors
         as a group (12 persons) (7)..   1,447,474               16.65

   OTHER FIVE PERCENT HOLDERS:
   ---------------------------

Kennedy Capital Management, Inc. (6)       502,050                5.84
Dr. David Madero Gonzales ............     465,989                5.43


---------------------------
*Less than 1%

(1) In calculating the percentage of total class ownership, the number of outstanding shares used was 8,583,833. This number does not include:
          (i) 339,500 shares of Common Stock issuable upon exercise of currently outstanding options granted under the Option Plan; (ii) 68,000 shares of Common Stock issuable upon exercise of currently outstanding options granted under the Directors' Plan; and (iii) 78,190 shares of Common Stock issuable upon exercise of currently outstanding warrants granted to underwriters in connection with the Company's initial public offering.
(2) Mr. Jorn Budde, the Company's President and Chief Executive Officer is the only "named executive officer" because none of the Company's four other highest paid executive officers have total annual salaries and bonuses in excess of $100,000.

(3) Includes 276,565 shares of Common Stock held by Agros, a Mexican entity of which Mr. Camacho is a managing director, and 25,000 shares of Common Stock underlying presently exercisable stock options. Mr. Camacho disclaims beneficial ownership of the Agros' shares.

(4) Includes 25,000 shares of Common Stock underlying presently exercisable stock options.
(5) Includes 18,000 shares of Common Stock underlying presently exercisable stock options.
(6) Except to the extent that information is believed to be otherwise known by the Company, the information given is as of or about February 15, 1996, as reported by Kennedy Capital Management, Inc. in its Schedule 13G filed with the Securities and Exchange Commission.
(7)       Includes 109,500 Vested Options.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Eight directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. All nominees are incumbent directors. Each of the nominees named below has indicated his willingness to accept election. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

         The nominees for the directors of the Company are as follows:


NAME                                     AGE          DIRECTOR SINCE
----                                     ---          --------------

Jorn Budde                               53           1992

Rafael Vaquero Bazan                     42           1992

Eduardo Vaquero Bazan                    38           1994

Jose Martinez Brohez                     54           1996

Pedro Vaquero Garcia                     71           1994

Fernando Camacho Casas                   43           1994

Jakes Jordaan(1)(2)                      35           1994

Edward A. Stone(1)(2)(3)                 55           1994

-------------------
(1)      Members of the Audit Committee.
(2)      Member of Stock Option Committee.
(3)      Member of the Compensation Committee.

Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

NOMINEES

Jorn I. Budde is a co-founder of the Company and has been its President, Chief Executive Officer, and Chairman of the Board of Directors since its inception in 1992. From 1987 until 1991, Mr. Budde served as President of UniMark Sales, Inc., a company founded and wholly-owned by Mr. Budde, that provided international consulting and marketing services. From 1984 until 1986, Mr. Budde served as Vice President of Mission Foods, Inc., a subsidiary of Gruma SA, a diversified international foods conglomerate, with significant Mexican operations. From 1976 until 1984, Mr. Budde served in various executive positions with The Jimmy Dean Companies, a national meat processing company, most recently as Executive Vice President and Vice Chairman. Prior to 1976, Mr. Budde served in various positions with Plumrose, Inc., a subsidiary of The East Asiatic Company of Copenhagen, Denmark, where he started his business career. Mr. Budde has a degree in International Business from the Copenhagen School of Commerce.

Rafael Vaquero Bazan is a co-founder of the Company and has served as a director since its inception in 1992. Mr. Vaquero served as Vice-President of the Company from 1992 to 1996, and has been serving as the Company's

Executive Vice-President and Chief Operating Officer since 1996. He has also served as general manager and has been in charge of operating the packing plants Industrias Citricolas de Montemorelos, S.A. de C.V. ("ICMOSA") and Empacadora de Naranjas Azteca S.A. ("Azteca") since 1978 and 1986, respectively. Mr. Vaquero served as President of Amafac, the Mexican National Fruit Sections Packers Association from 1989 until 1991. Mr. Vaquero is the former President of the National Citrus Growers Association in Mexico and a former President of the National Citrus Packers Association in Mexico. He is also a former member of the Board of Directors of EMIT, a government sponsored entity involved in developing technology for the Mexican citrus industry. Mr. Vaquero has a Masters Degree in Business Administration from the University of Monterrey, Mexico. Mr. Rafael Vaquero Bazan is the son of Mr. Pedro Vaquero Garcia and the brother of Mr. Eduardo Vaquero Bazan.

Eduardo Vaquero Bazan, has served as a director of the Company since April 1994 and as Vice President -- Finance and Administration of ICMOSA since January 1995. From 1988 until 1995, Mr. Vaquero was employed by Industrias Horticolas de Montemorelos, S.A. de C.V., a frozen fruit and vegetable processing plant, most recently as General Manager and Director. From 1982 to 1988, Mr. Vaquero served as a Divisional Director of Banca Serfin, S.A., a regional Mexican bank. Mr. Eduardo Vaquero Bazan is the son of Mr. Pedro Vaquero Garcia and the brother of Mr. Rafael Vaquero Bazan.

Jose Martinez Brohez has served as Chief Executive Officer of Grupo Industrial Santa Engracia S.A. de C.V. ("GISE") since the GISE acquisition and as a director of the Company since May 1996. Since 1989, he has also served as President and Chairman of the Board of GISE. Mr. Martinez is a co-founder and has been a director of the Asociacion Nacional De Procesadores De Citricos, the Mexican national association of citrus processors, since 1991. He is also a Board member of the following financial institutions: Banco Nacional De Mexico (Banamex); Bancomer, S.A. at Cd. Victoria, Tamps.; and Casa De Bolsa Arka at Monterrey, N.L. Mr. Martinez obtained his Bachelor of Science degree from Monterrey Tech and his Masters of Science and Ph.D. in Agriculture, Range Management and Animal Science from Texas A&M University.

Pedro Vaquero Garcia has been a director of the Company since 1994. He is a co-founder of ICMOSA and Azteca. From 1992 until 1995, Mr. Vaquero served as a member of the Congress of the State of Nuevo Leon, Mexico. Prior to 1992, Mr. Vaquero held several political offices. Mr. Pedro Vaquero Garcia is the father of Messrs. Rafael Vaquero Bazan and Eduardo Vaquero Bazan.

Fernando Camacho Casas has served as a director of the Company since December 1994. Since September 1992, Mr. Camacho has served as General Director and co-founder of Operadora Agros, S.A. de C.V. ("Agros"), a Mexican venture capital fund that invests primarily in the Mexican agricultural, horticultural and food industries. During 1991 and 1992 he served as a representative of the Mexican Ministry of Commerce in the North American Free Trade Agreement negotiations. From 1985 to 1990, Mr. Camacho served as an economist for Probursa, S.A., a large Mexican investment and securities brokerage firm. Mr. Camacho received his degree in economics from the Autonomous Technological Institute of Mexico.

Jakes Jordaan has served as a director of the Company since 1994. Presently, Mr. Jordaan is a member of Jordaan, Howard & Pennington, PLLC, Dallas, Texas, a law firm specializing in corporate finance, securities and complex business litigation. From February 1991 until March 1994, Mr. Jordaan was a member of the law firm of Munsch, Hardt, Kopf, Harr & Dinan, P.C., Dallas, Texas, most recently as a shareholder. Mr. Jordaan is the past Chairman of the Securities Section of the Dallas Bar Association and is a member of the Texas Bar Association and the American Bar Association.

Edward A. Stone has served as a director of the Company since 1994. Since 1976, Mr. Stone has been President and Chairman of The Dallas Marketing Group, Inc., a marketing consulting group, whose clients include Heinz Pet Products, StarKist Seafood, American Airlines, AT&T Wireless Services, Reckitt & Coleman, GTE and Coca-Cola. Prior to founding his consulting practice, Mr. Stone held a variety of marketing and general administration positions in the United States and Canada with Proctor & Gamble, the Clorox Company and Frito-Lay. He is a Certified Management Consultant and a Fellow of the Institute of Management Consultants.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

         The Board has an Audit Committee, a Stock Option Plan Committee, a Compensation Committee, and a Director Option Plan Committee. There is no standing nominating committee. Messrs. Jordaan and Stone, both non-management directors, serve on the Audit Committee, which acts as a liaison between the Board and the independent auditors, and reviews with them the planning and scope of financial statement audits, the results of those audits, and the adequacy of internal accounting controls. It also monitors other corporate and financial policies. Messrs. Jordaan and Stone also serve on the Stock Option Plan Committee, which is vested with full authority to select participants, grant options, determine the number of shares subject to each option, the exercise price of each option and in general, to make, administer, and interpret such regulations as it deems necessary to administer the Option Plan. Mr. Stone serves on the Compensation Committee, which establishes executive compensation policies and makes recommendations to the Board. Messrs. Jorn Budde and Rafael Vaquero Bazan serve on the Director Option Plan Committee and are not eligible to receive options under the plan.

         During the fiscal year ending December 31, 1996, the Audit Committee met two times. The Stock Option Plan Committee met or took action by Unanimous Consent one time. The Compensation Committee met or took action by unanimous written consent one time. The Director Option Plan Committee met or took action by unanimous written consent one time. The entire Board of Directors met or took action by unanimous written consent seven times. All directors attended 75% or more of the aggregate number of Board meetings and committee meetings.

                           COMPENSATION OF DIRECTORS

         No directors receive cash compensation for serving on the Board except for reimbursement of reasonable expenses in attending meetings.

         1994 Stock Option Plan for Directors. Effective as of April 15, 1994, the Company's 1994 Stock Option Plan for Directors (the "Directors' Plan") was approved by the Board, subject to approval by the shareholders of the Company. Effective as of April 15, 1994, the holders of at least a majority of the outstanding shares of the Company's common stock executed a written consent adopting and approving the Directors' Plan.

         A maximum of 100,000 shares of Common Stock (subject to certain anti-dilution adjustments) may be issued upon the exercise of options granted under the Directors' Plan. The Company has reserved 100,000 shares of Common Stock for issuance upon exercise of options granted pursuant to the Directors' Plan, plus additional securities issuable pursuant to the anti-dilution provisions of the Directors' Plan. Currently, options for 68,000 shares of Common Stock have been granted under the Directors' Plan to Messrs. Stone, Jordaan and Camacho, all of which are currently exercisable and outstanding. The weighted average exercise price of such options is $5.39 per share.

         Stock options may be granted under the Directors' Plan to any director who is not an employee of the Company and is not a holder of more than 1% of the outstanding shares of the Company's Common Stock or a person who is in control of such holder.

         Independent directors automatically receive an initial grant of options to purchase 20,000 shares of Common Stock upon their appointment to the Board. Independent directors automatically receive annual grants of options to purchase 2,500 shares of Common Stock as of the date following each annual meeting of the Company's shareholders.

         The Director Option Plan Committee (the "Committee") has full and final authority in its discretion, subject to the provisions of the Directors' Plan, (a) to prescribe the form or forms of instruments evidencing options under the Directors' Plan, (b) to adopt, amend and rescind rules and regulations for the administration of the Directors' Plan, and (c) to interpret the Directors' Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Directors' Plan.

         The exercise price of options will be at least the fair market value of a share of the Common Stock on the date of grant. Options granted pursuant to the Directors' Plan are immediately exercisable. The expiration date of each option is not more than six years from the date of grant. Payment for shares purchased upon exercising an option are made in cash or by certified check, bank draft or money order, or by delivery of previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in such common stock.

         An optionee does not have any of the rights of a shareholder of the Company with regard to awards under the Directors' Plan except as to stock actually received by the director. The Company is not obligated to deliver any shares of Common Stock until (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) the shares to be delivered have been listed or authorized to be listed upon official notice of issuance, and (c) all other legal matters in connection with the issuance of the shares have been approved by the Company's counsel.

         Options are not transferable or assignable by an optionee, voluntarily or by operation of law, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Each option is exercisable, during the optionee's lifetime, only by the optionee, his guardian or legal representative.

         Upon termination of an optionee's status as a director of the Company for any reason other than death, any and all outstanding options of such optionee shall be null and void effective as of a date three months after the date of such termination but shall terminate immediately if the director was removed for cause or resigned under circumstances which in the opinion of the Committee casts such discredit on the director as to justify termination of the options.

         The Directors' Plan and any option may be amended or terminated by the Committee at any time; provided, however, that the Committee may not, without shareholder approval, increase the aggregate number of shares which may be issued under options granted pursuant to the Directors' Plan or increase the number of options granted to eligible directors (other than pursuant to the anti-dilution provisions), amend the definition of eligible director so as to enlarge the group of directors eligible to receive options, reduce the price at which options may be granted, or change or extend the times at which options may be granted. No such amendment shall adversely affect the rights of any director under options previously granted without such directors' consent.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the directors, executive officers and key employees of the Company.

Name                         Age     Position
----                         ---     --------
Jorn Budde*                  53      President, Chief Executive Officer and
                                     Chairman of the Board

Rafael Vaquero Bazan*        42      Executive Vice President, Chief Operating
                                     Officer and Director of UniMark and
                                     President and Chief Executive Officer of
                                     ICMOSA

Eduardo Vaquero Bazan        38      Vice President -- Finance and
                                     Administration of ICMOSA and Director

Jose Martinez Brohez*        54      President and Chief Executive Officer of
                                     GISE and Director

Keith Ford                   44      Vice President -- Finance (Chief Accounting
                                     Officer), Secretary and Treasurer

Soren Bjorn                  29      Vice President -- Operations

Soren Borre                  53      Senior Vice President -- Sales of UniMark
                                     Foods, Inc.

Jeffrey King                 37      Senior Vice President -- Marketing of
                                     UniMark Foods, Inc.

Pedro Vaquero Garcia*        70      Director (Honorary Chairman)

Fernando Camacho Casas*      43      Director

Jakes Jordaan*               34      Director

Edward A. Stone*             54      Director

-----------
* For information concerning these individuals, see "Election of Directors" above.

         Keith Ford joined UniMark in 1992 as Vice President - Finance, Secretary and Treasurer. From 1990 until 1992, Mr. Ford served as internal comptroller and financial advisor of ERS, Inc., a privately-held multi-store specialty retail company. From 1987 to 1990, Mr. Ford served as comptroller of Papertech, Inc., a privately-held paper products importer and distributor. Mr. Ford has a degree in accounting and is a Certified Public Accountant in the State of Texas.

         Soren Bjorn has served as Vice President of Operations of the Company since May 1996. Mr. Bjorn joined the Company as a Product Manager for its SUNFRESH(TM) product line in January 1993 and became its Director of Operations in January 1995. Mr. Bjorn received a Business Administration degree in Marketing from Baylor University in 1992.

         Soren Borre joined UniMark in 1992 as Vice President - Sales. From 1989 until 1992, Mr. Borre served as Director of Sales and Marketing for Katrin Systems, Inc., an international paper products company.

         Jeffrey King joined UniMark in September 1995 as Vice President - Marketing. From January 1994 until joining UniMark, Mr. King served as Director of Marketing for Mission Foods, Inc., a manufacturer and distributor of Mexican food products. From 1992 until 1994, Mr. King served as Director of Marketing for Jimenez Foods, a division of Milnot Company, a consumer foods product company. From 1990 until 1992, Mr. King served as a Product manager for Leaf Corporation, a manufacturer of confectionary products. Mr. King has a Masters of Management degree from the J.L. Kellogg Graduate School of Management of Northwestern University.

         All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Officers hold their respective positions until their successors are duly qualified or until they resign or are removed by the Board of Directors.


                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received for the three fiscal years ended December 31, 1996, by the Company's President and Chief Executive Officer, he being the Company's only executive officer whose total annual salary and bonus is in excess of $100,000.

                         SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                                       ---------------------------------------------
                                                                                       OTHER ANNUAL
                                                       YEAR       SALARY     BONUS    COMPENSATION(1)
                                                       ----       ------     -----    ---------------
Jorn Budde
  President and Chief Executive Officer............      1994     $ 96,000   $--           $--
                                                         1995     $120,000   $--           $--
                                                         1996     $120,000   $--           $--

(1) The Company's CEO receives personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of his annual salary and bonus reported for any of the named executive officers.


                       REPORT OF THE UNIMARK GROUP, INC.
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE

         The Company's employee compensation policy is to offer a package including a competitive salary, competitive benefits, and an efficient workplace environment. The Company also encourages broad-based employee ownership of Company Stock through a stock option program in which all employees are eligible to participate.

         The Company's compensation policy for officers is similar to that of other employees and is designed to promote continued performance and attainment of corporate and personal goals. More specifically, the Compensation Committee's objectives are to develop compensation policies which will:

         i)       Allow the Company to attract and retain qualified individuals;

         ii) Encourage achievement of short-term and long-term goals of the Company; and

         iii) Align executive enumeration with the interests of shareholders by linking a significant portion of executive compensation to the appreciation of the share price of the Common Stock.

         The Compensation Committee of the Board (composed entirely of a non-employee director) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Compensation Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

         Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by similarly situated executives in similarly capitalized companies. The Compensation Committee believes that stock option grants to officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value.

         The Compensation Committee annually reviews and approves the compensation of Mr. Jorn Budde, the President and Chief Executive Officer. Mr. Budde has not been granted any stock options. The Compensation Committee believes Mr. Budde is paid a reasonable salary, although substantially below salaries paid to executives in similarly capitalized companies based upon a survey conducted by an independent compensation consultant. However, Mr. Budde is a significant shareholder in the Company, and to the extent his performance as President and Chief Executive Officer translates into an increase in the value of the Company's stock, all shareholders, including him, share the benefits.

                                           Respectfully submitted

                                           COMPENSATION COMMITTEE


                                           Edward Stone

                               PERFORMANCE GRAPH

         The following graph compares the cumulative total return of the Company's Common Stock to the S&P 500 Index and the S&P Foods Index for the period during which the Common Stock has been registered under Section 12 of Securities Exchange Act of 1934.

Note: The UniMark Group, Inc. management consistently cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance. [GRAPHIC OMITTED]

                              [PERFORMANCE GRAPH]

TOTAL RETURN ANALYSIS

                          8/12/94        12/30/94      12/29/95      12/31/96
-----------------------------------------------------------------------------
Unimark Group, Inc.       $100.00        $ 98.11       $365.95       $233.50
-----------------------------------------------------------------------------
S&P Foods Index           $100.00        $108.30       $137.54       $163.53
-----------------------------------------------------------------------------
S&P 500                   $100.00        $100.54       $138.75       $169.91
-----------------------------------------------------------------------------


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         At December 3,1 1996, the sole member of the Compensation Committee was Mr. Edward Stone. No member of the Compensation Committee was an officer of the Company at any time during 1996. During 1996, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                              CERTAIN TRANSACTIONS

         Effective January 2, 1995, the Company entered into a five year operating agreement with Industrias Horticolas de Montemorelos, S.A. de C.V. ("IHMSA") to operate a freezing plant located in Montemorelos, Nuevo Leon, Mexico. Pursuant to the terms of the operating agreement, the Company has agreed to pay IHMSA an operating fee sufficient to cover the interest payments on IHMSA's existing outstanding debt. This debt is denominated in U.S. dollars and has an outstanding principal amount of approximately $4,600,000. Interest on this debt is charged at variable rates ranging from 9.8% to 15.5%. The Company is responsible for all raw material and operating costs and the sale of the finished goods produced at the IHMSA plant. Payments made pursuant to the operating agreement were $116,000 during the year ended December 31, 1996. During the term of the operating agreement, the Company has the right of first refusal to buy the IHMSA facility at its then fair market value. The Vaquero family owns an approximate 8% interest in IHMSA. The Company believes that said arrangement is no less favorable to the Company than would be available from unrelated third parties.

         In November, 1995, the Company entered into a lease agreement with Loma Bonita Partners, a Texas general partnership, for approximately 200 hectares (approximately 494 acres) of land located in Loma Bonita, Veracruz, Mexico for the development of citrus groves. The lease commenced in December, 1995 and expires in ten years. Messrs. Jorn Budde and Rafael Vaquero are the two general partners of Loma Bonita Partners. Rent expense on this lease was $68,870 for the year ended December 31, 1996. The Company believes that said lease agreement is on terms no less favorable to the Company than would be available from unrelated third parties.

         The Company operates a 144 acre grapefruit grove located close to the ICMOSA plant in Montemorelos pursuant to a ten year operating agreement that expires in 2000. Per the agreement, the Company operates the grove and purchases all the grapefruit produced at a formula price tied to purchases from unrelated third parties. During fiscal 1996, the Company purchased approximately $130,000 of grapefruit pursuant to this agreement. The grove is owned by a partnership that consists primarily of shareholders of Azteca. The Vaquero family collectively owns an approximate 14.3% interest in this partnership. The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

         The Company leases its corporate office facility from an entity controlled by Mr. Budde. Rent expense on this lease was approximately $98,250 for the year ended December 31, 1996. The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

         During 1996, the Company paid Jordaan, Howard and Pennington, PLLC an amount of $299,723 for legal services rendered. Mr. Jordaan, a director of the Company, is a member of Jordaan, Howard & Pennington, PLLC. The Company believes that said arrangement is on terms no less favorable to the Company than would be available from unrelated third parties.

FUTURE TRANSACTIONS

         Although the Company intends that the terms of any future transactions and agreements between the Company and its directors, officers, principal shareholders or other affiliates will be no less favorable than could be obtained from unaffiliated third parties, no assurances can be given in this regard. Any such future transactions that are material to the Company and are not in the ordinary course of business will be approved by a majority of the Company's independent and disinterested directors.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company, and persons who own beneficially greater than ten percent of the Common Stock of the Company ("ten-percent beneficial owners"), to file with the Securities and Exchange Commission and the NASDAQ Stock Market initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock on Forms 3, 4, and 5. Reporting parties are required by regulation to furnish the Company with copies of all Section 16(a) reports.


         To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent beneficial owners were complied with in 1996 with the following exceptions. Mr. Pedro Vaquero Garcia failed to file a Form 4 to report the acquisition of 60,000 shares of Common Stock and Mr. Jose Martinez Brohez failed to file a Form 3 and a Form 4 on two occasions to report the acquisition of 44,120 shares of Common Stock.

                                PROPOSAL NO. 2:
                           PROPOSAL FOR AMENDMENT TO
                 THE COMPANY'S 1994 EMPLOYEE STOCK OPTION PLAN
                   TO RESERVE AN ADDITIONAL 340,000 SHARES OF
                      COMMON STOCK FOR ISSUANCE THEREUNDER

         On April 15, 1994, the shareholders of the Company approved the Option Plan. The Company is presently authorized to issue 480,000 shares of Common Stock upon exercise of the options granted under the Option Plan. As of April 1, 1997, options to acquire 339,500 were outstanding under the Option Plan and 89,500 shares of Common Stock were available for future grant.

          If the shareholders approve the amendment, 429,500 shares of Common Stock will be available for grant under the Option Plan. The shareholders will be requested at the meeting to approve an amendment to Section 4.(a) of the Option Plan which increases by 340,000 the number of shares that may be issued under the Option Plan. The amended section will read as follows:

                  (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate 820,000 shares of the Company's Common Stock. If any Option shall otherwise expire or terminate without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

         The purpose of the Option Plan is to promote Company success by aligning employee financial interests with long-term shareholder value. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Option Plan over the term of the plan unless the additional shares are authorized. A copy of the Option Plan as proposed to be amended may be obtained upon written request to the Company's Investor Relations Department at the address listed on page 17.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

         The federal income tax consequences of an employee participating in the Option Plan are complex and subject to change. The following discussion, which has been prepared by the law firm of Jordaan, Howard & Pennington, PLLC, counsel to the Company, is only a summary of the general rules applicable to the Option Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

INCENTIVE STOCK OPTIONS

         If an option granted under the Option Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment of the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

         If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as a long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

         If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

         The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she wishes to exercise an incentive stock option.

         In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option plan. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon distribution of the shares, provided that the deduction is not otherwise disallowed under the Code.

NONQUALIFIED STOCK OPTIONS

         Nonqualified stock options granted under the Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

         The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

         In general, their will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment to the Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                PROPOSAL NO. 3: AUTHORIZATION OF PREFERRED STOCK

GENERAL

         The Board of Directors has determined that it is in the best interest of the Company and the shareholders to amend the Articles of Incorporation to provide for a class of preferred stock (the "Preferred Stock"). The Board of Directors has approved and adopted an amendment to the Articles of Incorporation to allow the Board of Directors to create a class of Preferred Stock and to authorize 5,000,000 shares to be issued thereunder. The full text of the amended Article Four is set forth as follows:

         The aggregate number of shares that the Company shall have the authority to issue is twenty five million (25,000,000) shares, consisting of twenty million (20,000,000) shares of Common Stock, $0.01 par value per share, and five million (5,000,000) shares of Preferred Stock, $0.01 par value per share.

         The Preferred Stock may be issued from time to time in one or more series; provided, however, that all shares of the same series shall be identical in all respects. The Board of Directors is hereby authorized to fix by resolution or resolutions, the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established. Any of the designations, preferences, limitations, and relative rights, including voting rights, of any series may be made dependent upon facts ascertainable outside these Articles of Incorporation, which facts may include future acts of the Company, provided that the manner in which such facts shall operate upon the designations, preferences, limitations, and relative rights, including voting rights, of such series is clearly and expressly set out in the resolution or resolutions establishing the series of Preferred Stock. The Board of Directors is further authorized to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. In case the number of shares of a series shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which such series was established. If no shares of a series of Preferred Stock established by the Board of Directors are outstanding, the Board of Directors shall have authority to eliminate such series, and the shares of such eliminated series shall resume the status of authorized but unissued shares of the class of shares from which such series was established.

PURPOSE AND EFFECT OF THE SERIES OF PREFERRED STOCK

         The Company's Articles of Incorporation currently do not authorize the issuance of any shares of Preferred Stock. The Board of Directors believes that a class of Preferred Stock will add flexibility to the Company's capital structure by allowing the Company to issue preferred stock for such purposes as the public or private sale of Preferred stock for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance of Preferred Stock as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. If the proposed amendment is approved, the Board will be empowered to authorize the issuance of the Preferred Stock from time to time for any proper corporate purpose without the delay and expense of seeking shareholder approval each time, unless required by applicable laws or regulations or stock exchange rules. The Company does not currently have any agreements, understandings or arrangements which would result in the issuance of any shares of Preferred Stock.

         The amendment would authorize the Board to determine, among other things, with respect to each series of Preferred Stock that may be issued: (a) the distinctive designation and number of shares constituting such series; (b) whether, and upon what terms and conditions, the shares of that series would be redeemable; (c) whether dividends would be cumulative, noncumulative, or partially cumulative; (d) whether the shares will have preference over any other class, classes or series of shares as to the payment of dividends; (e) whether the shares will have preference in the assets of the Company over any other class, classes or series of shares upon the voluntary or involuntary liquidation of the Company; (f) whether, and upon what terms and conditions the shares of that series would be exchangeable, at the option of the Company, the shareholder or another person, or upon the occurrence of a designated event, for shares, obligations, indebtedness, evidence of ownership, rights to purchase securities of the Company or one or one or more other domestic corporations or entities, or for other property, or for any combination of the foregoing; (g) whether, and upon what terms and conditions, the shares of that series would be convertible into shares of any other class or series; (h) whether the holders of such securities would have voting rights and the extent of those voting rights; and (i) whether any of the designations, preferences, limitations, and relative rights, including voting rights, of that series is dependent upon facts ascertainable upon facts outside the Articles of Incorporation; provided, however, that the manner in which such facts operate upon the series of shares must be clearly and expressly set forth. Each series of Preferred Stock could, as determined by the Board at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company's Common Stock. Holders of the Company's Common Stock have no preemptive right to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

         It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of the Preferred Stock. However, such effect might include: (a) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock to the extent that the Preferred Stock has voting rights; and (c) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

         The authorization of Preferred Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders, and could enhance the ability of officers and directors to retain their positions.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of holders of sixty-six and two-thirds percent (66-2/3%)of the issued and outstanding shares of Common Stock is required to approve the amendment of the Company's Articles of Incorporation authorizing the creation of 5,000,000 shares of Preferred Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

               PROPOSAL NO. 4: SELECTION OF INDEPENDENT AUDITORS

         Since 1992, the firm of Ernst & Young LLP, independent auditors, has examined and reported on the financial statements of the Company. The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company for the fiscal year ending December 31, 1997.

         During the year ended December 31, 1996, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, and certain accounting advisory services. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

         Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. If the appointment is not approved, the Board of Directors will select other independent accountants. VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the Ratification of the appointment of Ernst & Young LLP as independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                           PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than December 28, 1997 to be included in the Company's Proxy Statement and form of proxy related to that meeting.

                                 OTHER MATTERS

         The Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought to the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that the proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED: Argyle, Texas, May 1, 1997.

         A COPY OF THE COMPANY'S FORM 10-K REPORT FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                                    INVESTOR RELATIONS DEPARTMENT
                                    THE UNIMARK GROUP, INC.
                                    P.O. BOX 229
                                    ARGYLE, TEXAS  76226

  PROXY SOLICITED BY THE UNIMARK GROUP, INC.'S BOARD OF DIRECTORS FOR ANNUAL
             MEETING OF SHAREHOLDERS OF THE UNIMARK GROUP, INC.

         The undersigned hereby (a) acknowledges receipt of Notice of Annual Meeting of Shareholders to held on June 6, 1997, at 10:00 a.m. (Dallas, Texas
Time) and the Proxy Statement in connection therewith, each  dated May 1, 1997,
(b) appoints each of Jorn Budde and Keith Ford the proxy and attorney-in-fact for the undersigned, with full power of substitution, (c) authorizes the Proxies to represent and vote on behalf of the undersigned, as designated below, at the Annual Meeting of Shareholders and at any adjournments or postponements thereof, all shares of the Common Stock, $.01 par value, of The UniMark Group, Inc.(the "Company") standing in the name of the undersigned or which the undersigned may be entitled to vote and (d) revokes any proxies heretofore given.

1.       Election of directors.

         [   ]   FOR all nominees listed below for the terms shown (except as indicated to the contrary below)

                 Name
                 ----
                 Jorn Budde
                 Rafael Vaquero Bazan
                 Eduardo Vaquero Bazan
                 Jose Martinez Brohez
                 Pedro Vaquero Garcia
                 Fernando Camacho Casas
                 Jakes Jordaan
                 Edward A. Stone

         [   ]    WITHHOLD AUTHORITY to vote for all the nominees above.

                 Instructions: To withhold authority for any individual nominee or nominees, strike a line through that nominee's name. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

2. Approval of the proposal to amend to the Company's 1994 Employee Stock Option Plan to reserve an additional 340,000 shares of common stock for issuance thereunder.

         [   ]  FOR               [   ]  AGAINST                 [  ]  ABSTAIN

3. Approval of the proposal to amend the Company's Articles of Incorporation to authorize a new class of Preferred Stock.

         [   ]  FOR               [   ]  AGAINST                 [  ]  ABSTAIN

4. Approval of the proposal to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

         [   ]  FOR               [   ]  AGAINST                 [  ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED THIS PROXY WILL BE VOTED FOR THE ADOPTION AND APPROVAL OF PROPOSALS 1, 2, 3, AND 4, AND ON ANY OTHER BUSINESS, IN THE DISCRETION OF THE PROXIES.

              (PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE)

IMPORTANT.  Please date sign exactly as the name appears below.

                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                  Dated ____________________________, 1997


                                  ________________________________________
                                  Signature


                                  ________________________________________
                                  Signature (if held jointly)



    PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.